UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

Del Taco Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive

Lake Forest, CA 92630

(Address of Principal executive offices, including Zip Code)

(949) 462-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 26, 2015, Del Taco Restaurants, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On October 26, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), Del Taco LLC, a California limited liability company and a wholly owned subsidiary of the Company, and the selling stockholders named in Schedule I to the Underwriting Agreement (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) by the Selling Stockholders of up to 3,877,818 shares of Common Stock, including up to 505,802 shares of Common Stock pursuant to an option to purchase, exercisable for 30 days, granted to the Underwriters (collectively, the “Shares”), at a price to the public of $12.00 per Share.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Selling Stockholders and customary conditions to closing, obligations of the parties and termination provisions. The Underwriting Agreement also provides for customary indemnification by the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The Company has also agreed with the Underwriters not to offer, sell or otherwise dispose of, including the filing of a registration statement in respect of, any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 90 days from the date of the Underwriting Agreement without the prior written consent of Citigroup Global Markets Inc.

Following the execution of the Underwriting Agreement, the Company and the Selling Stockholders received notice of the Underwriters’ intention to exercise their option to purchase the full 505,802 additional Shares. The Offering closed on October 30, 2015. The total number of Shares sold by the Selling Stockholders was 3,877,818, including 505,802 Shares pursuant to the Underwriters’ exercise of their option to purchase. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders. A copy of the opinion of McDermott Will & Emery LLP relating to the legality of the sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The Shares were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-205467) and an accompanying prospectus, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2015. A preliminary prospectus supplement was filed with the SEC on October 26, 2015 and a final prospectus supplement was filed with the SEC on October 28, 2015, both in connection with the Offering.

The description of the Underwriting Agreement is qualified in its entirety by reference to the text of the form of Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement, dated October 26, 2015, among Del Taco Restaurants, Inc., Del Taco LLC, the Selling Stockholders named on Schedule I thereto, and Citigroup Global Markets Inc., as Representative of the several Underwriters named in Schedule II thereto.

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

99.1	Press Release issued on October 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

Date: October 30, 2015